UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2017

Sterling Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-35385	80-0091851
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Rella Boulevard, Montebello, New York	10901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 369-8040

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sterling Bancorp (the “Company”) has announced certain changes to the Company’s executive leadership team which will occur in the second quarter of 2017. Such executive leadership changes include the following:

(b)         On June 7, 2017, the Company announced that effective July 1, 2017, James Peoples, a named executive officer of the Company, will transition to the role of advisor to the Company with the title of Senior Advisor, continuing to work closely with Company management. Mr. Peoples currently serves as Senior Executive Vice President of the Company and the Company’s wholly-owned subsidiary, Sterling National Bank, a national banking association (the “Bank”) (since October 2014) and Chief Banking Officer of the Bank (since September 2014).

On June 7, 2017, the Company also announced that effective July 5, 2017, Rodney Whitwell, a named executive officer of the Company, will transition from the role of Chief Operating Officer of the Company and the Bank to Chief Administrative Officer. Mr. Whitwell also serves as Senior Executive Vice President (since October 2014), and will maintain this title.

(c)         On June 7, 2017, the Company announced the appointment of Christina Favilla who will join the Company and the Bank as Senior Executive Vice President and Chief Operating Officer, effective July 5, 2017. Ms. Favilla, a seasoned banking and financial services professional, age 50, previously served as the Chief Operating Officer of GE Capital since February 2012. Prior to joining GE Capital, Ms. Favilla served as President of Discover Bank and Bank of New Castle, a part of Discover Financial Services, from 2006 to 2012; she served as First Vice President and Cash Management leader of TD Waterhouse, a bank and brokerage company now called TD Ameritrade, from 2001 to 2006; and she held senior financial and sales roles at Citibank and Chase from 1994 to 2001.

Upon hire, Ms. Favilla will receive an equity award grant of restricted stock with a fair market value of $150,000 that will vest ratably over three years.

There are no arrangements or understandings between Ms. Favilla and other persons pursuant to which she was appointed as the Chief Operating Officer of the Company and the Bank. There are no family relationships between Ms. Favilla and any director or executive officer, or any person nominated or chosen by the Company to become a director or executive officer, or any transactions with related persons that would be reportable pursuant to Item 404(a) of Regulation S-K.

The Company, the Bank and Ms. Favilla (the “Executive”), executed an employment agreement (the “Employment Agreement”) dated June 6, 2017, to be effective as of July 5, 2017.

The Employment Agreement provides for a term ending on December 31, 2018 (unless in the event of a “change in control” (as defined in such Employment Agreement), in such case the Employment Agreement will be terminated upon the second anniversary date of the change in control, if later). The Employment Agreement provides for an annual base salary of four hundred fifty thousand dollars ($450,000), to be reviewed at least annually for further possible upward adjustment and shall not be reduced without Ms. Favilla’s consent. The Employment Agreement also provides for a target annual bonus as determined by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”). In addition to an annual salary and bonus, the Employment Agreement provides that the Executive is entitled to participate in any equity and/or long-term compensation programs established by the Company for senior executive officers and all of the Company’s retirement, group life, health and disability insurance plans and any other employee benefit plans.

In the event that the Company terminates the Executive for “cause” (as defined in the Employment Agreement), the Executive resigns from employment without “good reason” (as defined in the Employment Agreement), the Executive resigns with “good reason,” or her employment ends due to her death or disability, then the Company shall owe her for any accrued obligations. Termination of employment will not be deemed to be for “cause” unless and until there has been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and she is given an opportunity, together with her counsel, to be heard before the Board).

If the Company terminates the Executive’s employment without “cause,” then the Executive will, subject to her execution, delivery, and non-revocation of a release of claims, be entitled to (i) a lump sum cash payment in an amount equal to one (1) year of her base salary (in the amount in effect immediately prior to termination of employment) and the amount of her target bonus for the fiscal year of termination, and (ii) eighteen (18) consecutive monthly cash payments (commencing with the first month following Executive’s termination of employment, and continuing until the eighteenth month following Executive’s termination of employment), each equal to the monthly COBRA premium in effect as of the date of Executive’s termination of employment for the level of coverage in effect for Executive under the Company’s group health plan (the “COBRA Payments”).

If the Company terminates the Executive without “cause” or she resigns for “good reason” on or within twenty-four (24) months following a “change in control,” then she will, subject to her execution, delivery, and non-revocation of a release of claims, be entitled to (i) a lump sum cash payment in an amount equal to two (2) times the sum of her annual base salary in effect immediately prior to her termination of employment and two (2) times the amount of her target bonus for the fiscal year of termination, and (ii) the COBRA Payments.

Under the Employment Agreement, payments and benefits payable in connection with a “change in control” of the Company will be reduced to the extent necessary to avoid the application of any “golden parachute” excise tax pursuant to Section 4999 of the Internal Revenue Code, but only if such reduction would result in the Executive receiving greater compensation and benefits on an after-tax basis.

The Employment Agreement also provides that, while employed and for a period of twelve (12) months following the termination of the Executive for any reason, the Executive will be restricted from competing with the Company and its affiliates and, while employed and for a period of eighteen (18) months following the termination of her employment for any reason, she will be restricted from soliciting the Company’s and its affiliates’ respective customers or employees.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and among the Company, the Bank and Christina M. Favilla, dated June 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Bancorp

Date: June 7, 2017	By:	/s/ Luis Massiani
Luis Massiani
Senior Executive Vice President and Chief Financial Officer